UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2009

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) where the Company’s stockholders approved the following amendments to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”):

•	an increase in the total number of shares of common stock authorized for issuance under the 2007 Plan from 3,000,000 shares to 6,000,000 shares; and

•

the implementation of fungible share counting by counting future restricted stock, restricted stock units and other stock-based awards against the 2007 Plan’s share reserve as two shares for every one share issued in connection with such awards and, as a result of this new counting practice, the removal of the provision limiting the issuance of restricted stock, restricted stock units and other stock-based awards to 600,000 shares. A description of the 2007 Plan is included in the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on June 22, 2009.

The foregoing amendments to the 2007 Plan had been approved by the Board of Directors of the Company on May 12, 2009, subject to stockholder approval.

The 2007 Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 12, 2009	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2007 Stock Incentive Plan, as amended